EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-34702 and 333-75649) and Form S-8 (Nos. 33-44752, 33-97468, 333-13283, 333-48768, 333-48772, 333-50357, 333-71011, 333-72988, 333-89573, 333-89575, 333-107206, 333-107208, 333-109376, 333-124269, 333-137549, 333-137550,333-137552, 333-157194 and 333-157195 ) of Alkermes, Inc. of our report dated May 28, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts May 28, 2009